Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Landmark Bancorp, Inc. and Subsidiaries of our report dated March 25, 2025 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Landmark Bancorp, Inc. for the year ended December 31, 2024, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Dallas, Texas

December 22, 2025